Exhibit 10.2
APPENDIX X

Agency Code 12000  Contract No. C017720
Period 9/1/05 - 9/30/05 Funding Amount for Period Based on approved capitation rates

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through The New York State Department of Health, having its principal office at Corning Tower, Room 2001, Empire State Plaza, Albany NY 12237, (hereinafter referred to as the STATE), and Wellcare of New York, Inc., (hereinafter referred to as the CONTRACTOR), to modify Contract Number C017720 as set forth below. The effective date of these modifications is September 1, 2005.

1.	Paragraph (b) of section 10.12 Services for Which Enrollees Can Self-Refer is amended to read as follows:

b)	Vision Services

The Contractor will allow its Enrollee to self-refer to any participating provider of vision services (optometrist or ophthalmologist) for refractive vision services as described in Appendix K of this Agreement.

2.	Section 21.5 Payment in Full is amended to read as follows:

Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is payment in full for services provided to Enrollees, except for the collection of applicable co-payments for Enrollees as provided by law.

3.
The definition of Covered Services in Appendix K New York State Department of Health Family Health Plus Prepaid Benefit Package Definitions of Covered and Non-covered Services is amended to read as follows:

The categories of services in the FHPlus Benefit Package, including optional covered services, shall be provided by the Contractor to Enrollees when medically necessary under the terms of this Agreement. The definitions of covered services herein are in summary form; the full description and scope of each of the FHPlus covered services are set forth in the applicable NYS Medicaid Provider Manual, except for the Vision Care benefit for FHPlus Enrollees which is described in Appendix K herein.

4.
The definition of Vision Care in Appendix K New York State Department of Health Family Health Plus Prepaid Benefit Package Definitions of Covered and Non-covered Services is amended to read as follows:

A)	Covered Services include emergency vision care, and the following preventive and routine vision care provided once in any twenty-four (24) month period:

i)	one eye examination;
ii)	either: one pair of prescription eyeglass lenses and a frame, or prescription contact lenses when medically necessary; and
iii)	one pair of medically necessary occupational eyeglasses.

B)	An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

C)
FHPlus Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty-four (24) months.

D)
If the Contractor does not provide upgraded frames or additional features that the Enrollee wants (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal glasses or paying the full price for the no-line bifocal eyeglasses (not just the difference between the cost of bifocal lenses and no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

E)	Contact lenses are covered only when medically necessary. Contact lenses shall not be covered solely because the FHPlus Enrollee selects contact lenses in lieu of receiving eyeglasses.

F)	Coverage does not include the replacement of lost, damaged or destroyed eyeglasses.

G)
The occupational vision benefit for FHPlus Enrollees covers the cost of job-related eyeglasses if that need is determined by a Participating Provider through special testing done in conjunction with a regular vision examination. Such examination shall determine whether a special pair of eyeglasses would improve the performance of job-related activities. Occupational eyeglasses can be provided in addition to regular glasses but are available only in conjunction with a regular vision benefit once in any twenty-four (24) month period. FHPlus Enrollees may purchase an upgraded frame or lenses for occupational eyeglasses by paying the entire cost as a private customer. Sun-sensitive and polarized lens options are not available for occupational eyeglasses.

5.	The attached Appendix L Approved Capitation Rates for the FHPlus Program is substituted for the period beginning September 1, 2005.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE   STATE AGENCY SIGNATURE

By: /s/ Todd S. Farha    By: /s/ Donna Frescatore

Todd S. Farha      Donna Frescatore
Printed Name      Printed Name

Title: President & Chief Executive Officer  Title: Deputy Director, OMC

Date: 8/11/05     Title: 10/13/05

State Agency Certification:
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.

STATE OF FLORIDA )
) SS.:
County of Hillsborough )

On the 11th  day of August 2005, before me personally appeared Todd S. Farha, to me known, who being by me duly sworn, did depose and say that he resides at Tampa, Florida, that he is the President and CEO of Wellcare of New York , the corporation described herein which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

(Notary)

/s/ Kathleen R. Casey

STATE COMPTROLLER’S SIGNATURE  Title:

Date:

Appendix L

Family Health Plus

Approved Capitation Payment Rates

For the FHPlus Program

FHPlus
Appendix L
September 1, 2005

WELLCARE OF NEW YORK, INC.

Family Health Plus Rates

Effective September 1, 2005

					Optional benefits covered
County	Adults with Children 19-64	Adults without Children 19-29	Adults without Children 30-64	Maternity Kick	Family Planning	Dental
Albany	$242.76	$301.45	$348.82	$4,661.82	Yes	Yes
Columbia	$268.10	$299.75	$414.05	$4,661.82	Yes	Yes
Dutchess	$217.45	$268.25	$325.09	$4,661.82	Yes	Yes
Greene	$268.10	$299.75	$414.05	$4,661.82	Yes	Yes
New York City	$202.20	$196.86	$298.34	$4,834.20	Yes	Yes
Orange	$217.45	$268.25	$325.09	$4,661.82	Yes	Yes
Rensselaer	$242.76	$301.45	$348.82	$4,661.82	Yes	Yes
Rockland	$246.82	$298.20	$318.46	$4,661.82	Yes	Yes
Ulster	$217.45	$268.25	$325.09	$4,661.82	Yes	Yes